EXHIBIT 23

                  Report and Consent of Independent Auditors

The Board of Directors
PepsiCo, Inc.

The audits referred to in our report dated February 1, 1999, except as to Note 18, which is as of March 8, 1999, included the related financial statement schedule as of December 26, 1998, and for each of the years in the three-year period ended December 26, 1998 listed in the accompanying index at Item 14(a)2. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to the use of our reports included herein (or incorporated herein by reference) in the following Registration Statements on:


 Description                                                Registration
 -----------                                                Statement Number
                                                            ----------------
Form S-3
--------
PepsiCo SharePower Stock Option Plan for PCDC
 Employees                                                  33-42121
$32,500,000 Puerto Rico Industrial, Medical and
 Environmental Pollution Control Facilities
 Financing Authority Adjustable Rate Industrial
 Revenue Bonds                                              33-53232
Extension of the PepsiCo SharePower Stock Option
 Plan to Employees of Snack Ventures Europe, a
 joint venture between  PepsiCo Foods International
 and General Mills, Inc.                                    33-50685
$4,587,000,000 Debt Securities and Warrants                 33-64243


Form S-8
--------
PepsiCo SharePower Stock Option Plan                        33-35602,
                                                            33-42058,33-29037,
                                                            33-54731 & 33-51496,
                                                            33-66150
1988 Director Stock Plan                                    33-22970
1979 Incentive Plan and the 1987 Incentive Plan             33-19539
1994 Long-Term Incentive Plan                               33-54733
1995 Stock Option Incentive Plan                            33-61731 &
                                                            333-09363
1979 Incentive Plan                                         2-65410
PepsiCo, Inc. Long Term Savings Program                     2-82645,33-51514
                                                            & 33-60965



                                                 /s/ KPMG LLP
New York, New York
March 24, 1999